EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Broadwing Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 4, 2006	BROADWING CORPORATION

/s/ LYNN D. ANDERSON
	Name:	Lynn D. Anderson
	Title:	Co-Chief Executive Officer, Senior Vice President and Chief Financial Officer

/s/ SCOTT WIDHAM
	Name:	Scott Widham
	Title:	Co-Chief Executive Officer, President of Sales and Marketing

/s/ KIM D. LARSEN
	Name:	Kim D. Larsen
	Title:	Co-Chief Executive Officer, Senior Vice President of M&A and Business Development, General Counsel and Secretary